SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2007

BOWATER INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8712	62-0721803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Camperdown Way, Greenville, South Carolina		29602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 271-7733

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the combination of Abitibi-Consolidated Inc., a corporation amalgamated under the laws of Canada (“Abitibi”), and Bowater Incorporated, a Delaware corporation (“Bowater”), on October 23, 2007, Abitibi and Bowater entered into an Asset Preservation and Stipulation Order (the “Stipulation Order”) with the Antitrust Division of the United States Department of Justice (the “DOJ”). The Stipulation Order was signed by Judge Rosemary M. Collyer on October 24, 2007. Abitibi and Bowater have stipulated to the entry of a Final Judgment (the “Consent Decree”), which remains to be reviewed and approved by the Court subject to the provisions of the Tunney Act.

Under the Consent Decree, Abitibi and Bowater are required to divest Abitibi’s Snowflake, Arizona newsprint mill and certain related assets (the “Divestiture”), in accordance with procedures and terms set forth in the Consent Decree. Until the Divestiture is completed, Abitibi and Bowater will be required under the Stipulation Order to take all steps necessary to preserve, maintain and continue to operate the assets subject to the Divestiture as an economically viable, competitive and ongoing business.

The above descriptions of the Stipulation Order and the Consent Decree are qualified in their entirety by reference to the full texts of the Stipulation Order and the Consent Decree, attached hereto as Exhibits 99.1 and 99.2 respectively, and incorporated herein by reference.

On October 23, 2007, Bowater issued a press release announcing the agreements with the DOJ. A copy of the press release is attached hereto as Exhibit 99.3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 22, 2007, Bowater amended certain trust agreements (the “Trust Agreements”) relating to trusts that serve as funding vehicles for certain non-qualified benefit plans, agreements and arrangements (the “Trusts”). The following Trust Agreements were amended:

•	Trust Agreement for the Amended and Restated Bowater Incorporated Executive Severance Grantor Trust (effective June 6, 2000); and

•	Trust Agreement for the Amended and Restated Bowater Incorporated Benefit Plan Grantor Trust (effective June 6, 2000).

The amendments to the Trust Agreements were executed by Bowater on June 27, 2007 and became effective upon their delivery to Wachovia Bank, N.A., as Trustee, on October 22, 2007.

Under the Trust Agreements, a “Change in Control” requires Bowater to take certain actions with respect to the Trusts. A Change in Control is triggered upon the occurrence of certain events, including (i) the date any person becomes an “Acquiring Person” (as defined in the Trust Agreements) and (ii) the date shareholders approve a merger, consolidation or reorganization of Bowater with another corporation (a “Change in Control Merger”) unless, immediately following such merger, consolidation or reorganization of Bowater, at least 50 percent of the combined voting power of the resulting entity is held in the aggregate by shareholders of Bowater immediately preceding the merger (a “Non-Change in Control Merger”). Bowater amended the Trust Agreements to clarify that a Change in Control will not be deemed to occur if a person becomes an “Acquiring Person” under circumstances that would constitute a Non-Change in Control Merger.

The above description of the amendments to the Trust Agreements is qualified in its entirety by reference to the full text of each amendment, attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to the Trust Agreement for the Amended and Restated Bowater Incorporated Executive Severance Grantor Trust

10.2	First Amendment to the Trust Agreement for the Amended and Restated Bowater Incorporated Benefit Plan Grantor Trust

99.1	Asset Preservation and Stipulation Order, dated October 23, 2007, among the Antitrust Division of the U.S. Department of Justice, Bowater Incorporated and Abitibi-Consolidated Inc.

99.2	Final Judgment (Consent Decree) of the United States District Court for the District of Columbia stipulated to by the parties to the Asset Preservation and Stipulation Order

99.3	Press release issued October 23, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

By:	/s/ Ronald T. Lindsay
Name: Ronald T. Lindsay Title: Executive Vice President—General Counsel and Secretary

Dated: October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Trust Agreement for the Amended and Restated Bowater Incorporated Executive Severance Grantor Trust

10.2	First Amendment to the Trust Agreement for the Amended and Restated Bowater Incorporated Benefit Plan Grantor Trust

99.1	Asset Preservation and Stipulation Order, dated October 23, 2007, among the Antitrust Division of the U.S. Department of Justice, Bowater Incorporated and Abitibi-Consolidated Inc.

99.2	Final Judgment (Consent Decree) of the United States District Court for the District of Columbia stipulated to by the parties to the Asset Preservation and Stipulation Order

99.3	Press release issued October 23, 2007